SECURITY AGREEMENT

March 11, 2020

DEBTOR (Name): FaceBank Group, Inc. ("Debtor")
(State Law organized under): Florida
(Address of chief executive office): 1115 Broadway, 12th Floor, New York, New York 10010

SECURED PARTY: HLEE Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg ("Secured Party"), having an office at 8-10, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg.

WHEREAS, Debtor is indebted to Secured Party pursuant to the terms of that certain Note dated of event date herewith (as may be amended, amended and restated, supplemented, or otherwise modified from time-to-time, the "Note") and the Credit Agreement dated as of even date herewith between the Secured Party and the Debtor (as may be amended, amended and restated, supplemented, or otherwise modified from time-to-time, the "Credit Agreement"); and

WHEREAS; Secured Party has agreed to extend credit to Debtor, provided that Debtor executes and delivers this Security Agreement to Secured Party.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, Debtor agrees with Secured Party as follows:

1. Security Interests.

1.1 Grant. As security for the prompt and complete payment and performance when due of all of the Obligations (as defined below), Debtor does hereby grant to Secured Party a continuing security interest ("Security Interest") in all personal property of Debtor, wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time ("UCC"), and whether or not affixed to any realty, including, without limitation, (i) all accounts, chattel paper, equipment, letter of credit rights, investment property, deposit accounts, documents, goods, general intangibles (including trademarks, service marks, trade names, patents, copyrights, licenses and franchises), instruments, inventory, money, causes of action (including tort claims) and agreements and instruments not constituting a document, general intangible or instrument, as well as all Equity Interests in Subsidiaries (each as defined in the Credit Agreement); (ii) all additions to, accessions to, substitutions for, replacements of and supporting obligations of the foregoing; (iii) all proceeds and products of the foregoing, including, without limitation, insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information, excluding from all of the foregoing, however, the Excluded Assets (collectively, the "Collateral"). The following assets (the "Excluded Assets") shall be excluded from the Collateral: (a) each application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use for such trademark or service mark, including "intent-to-use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. 1051, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of or render void or result in cancellation of any registration issued as a result of such intent-to use trademark applications under applicable law, (b) any rights under any lease, instrument, contract or agreement of Debtor to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (I) be prohibited or restricted or (II) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party, (c) Equity Interests in any Excluded Subsidiary (as defined in the Credit Agreement), any pledge of the Equity Interests of a Foreign Subsidiary that is a "controlled foreign corporation" as defined in Section 957 of the Code, or a Foreign Subsidiary Holding Company shall be limited to sixty-five percent (65%) of the outstanding voting Equity Interests and one hundred percent (100%) of outstanding non-voting Equity Interests of such Subsidiary, and no pledge of any of the Equity Interests of any Subsidiary whose Equity Interests are directly owned by another Excluded Subsidiary shall be required, provided, that immediately upon the amendment of the Internal Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences, the pledged Equity Interests shall include, and the security interest granted by Debtor shall attach to, such greater percentage of capital stock of each Foreign Subsidiary, and (d) Excluded Accounts. Debtor acknowledges and agrees that the foregoing description is intended to cover all personal property and assets of Debtor other than the Excluded Assets.

1.2 Obligations. The term "Obligations" means any and all indebtedness or other obligations of Debtor to Secured Party in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, modifications, amendments, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including, without limitation, any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other

commitment by Secured Party exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; or (iii) payable under this Agreement.

2. Covenants. Debtor covenants and agrees as follows:

2.1 Perfection of Security Interest. Debtor shall execute and deliver to Secured Party such financing statements or other documents, in form and content satisfactory to Secured Party, as Secured Party may from time to time request to perfect and continue the Security Interest. Upon the request of Secured Party, Debtor shall deliver to Secured Party any and all instruments, chattel paper, negotiable documents or other documents evidencing or constituting any part of the Collateral properly endorsed or assigned, in a manner satisfactory to Secured Party. Until such delivery, Debtor shall hold such portion of the Collateral in trust for Secured Party. Debtor shall pay all expenses for the preparation, filing, searches and related costs in connection with the grant and perfection of the Security Interest. Debtor authorizes (both prospectively and retroactively) Secured Party to file financing statements, and any continuations and amendments thereof, with respect to the Collateral. A photocopy or other reproduction of any financing statement or this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

2.2 Insurance. Debtor shall, at its own expense and at all times, maintain effective insurance policies covering, to the extent applicable to and appropriate for the Borrower, damage to persons and against fire, flood, theft and all other risks to which the Collateral may be subject, all in such amounts, with such deductibles and issued by such insurance company as shall be reasonably satisfactory to Secured Party.

2.3 Financial Information. Debtor shall furnish to Secured Party financial statements as set forth in the Credit Agreement.

2.4 Taxes; Licenses; Compliance with Laws. Before the end of any applicable grace period, Debtor shall pay each tax, assessment, fee and charge imposed by any governmental authority upon the Collateral, the ownership, disposition or use of any of the Collateral, this Agreement or any instrument evidencing any of the Obligations. Debtor shall maintain in full force and effect each license, franchise or other authorization needed for any ownership, disposition or use of the Collateral and the conduct of its business, operations or affairs. Debtor shall comply with all applicable law of any governmental authority (including any environmental law), now or hereafter in effect, applicable to the ownership, disposition or use of the Collateral or the conduct of its business, operations or affairs.

3. Representations and Warranties. Debtor represents, warrants and agrees as follows:

3.1 Title. Debtor holds good and marketable title to the Collateral free and clear from any security interest or other lien or encumbrance of any party, other than the Security Interest or such liens, security interests or other liens or encumbrances specifically permitted by Secured Party or as disclosed in writing by Debtor to Secured Party (collectively, "Permitted Liens").

3.2 Authority. Debtor is duly organized, validly existing and in good standing under the laws of the above-named state of organization. Debtor has the full power and authority to grant the Security Interest and to execute, deliver and perform its obligations in accordance with this Agreement. The execution and delivery of this Agreement will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement governing Debtor or to which Debtor is a party; or (iii) result in a security interest or other lien or encumbrance on any of Debtor's assets, except in favor of Secured Party. Debtor's certificate of incorporation, by-laws or other organizational documents do not prohibit any term or condition of this Agreement. Each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Debtor's execution, delivery or performance of this Agreement (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect. Debtor has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications, except to the extent failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on Debtor or the Collateral.

3.3 Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment or order of any court, agency or other governmental authority or arbitrator which involves Debtor or the Collateral and which could reasonably be expected to have a material adverse effect upon the Collateral, the Debtor, its business, operations, affairs or condition (financial or otherwise), or threaten the validity of this Agreement or any related document or action. Debtor will immediately notify Secured Party upon acquiring knowledge of the foregoing.

3.4 Enforceability of Collateral. Instruments, chattel paper, accounts or documents which constitute any part of the Collateral are genuine and enforceable in accordance with their terms, comply with the applicable law of any governmental authority concerning form, content, manner of preparation and execution, and all persons appearing to be obligated on such Collateral have authority and capacity to contract and are in fact obligated as they appear to be on such Collateral. None of the Collateral is subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Secured Party in writing.

3.5 Location of Chief Executive Office, Records, Collateral. The locations of the following are listed on page one of this Agreement: (i) Debtor's residence, principal place of business and chief executive office; and (ii) the office in which Debtor maintains its books or records relating to the Collateral.

4. Performance and Expenditures by Secured Party. If Debtor fails to perform or comply with any of the terms hereof, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Collateral, excepting Permitted Liens. An election to make expenditures or to take action or perform an obligation of Debtor under this Agreement, after Debtor's failure to perform, shall not affect Secured Party's right to declare an Event of Default and to exercise its remedies. Nor shall the provisions of this Section relieve Debtor of any of its obligations hereunder with respect to the Collateral or impose any obligation on Secured Party to proceed in any particular manner with respect to the Collateral.

5. Duty of Secured Party. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of the Collateral upon the request of Debtor or any other person or to take any other action whatsoever with regard to the Collateral. The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of its powers under this Agreement, and neither it nor its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

6. Certain Rights and Remedies.

6.1 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, Secured Party may apply the proceeds from Secured Party's sale, lease or other disposition of, or realization upon, the Collateral to the Obligations in such order and manner and at such time as Secured Party shall, in its commercially reasonable discretion, determine. Debtor shall remain liable for any deficiency if the proceeds of any sale, lease or other disposition or realization upon the Collateral are insufficient to pay the Obligations. Any proceeds received by Debtor from the Collateral after the occurrence and during the continuance of an Event of Default shall (i) be held by Debtor in trust for Secured Party in the same medium in which received; (ii) not be commingled with any assets of Debtor; and (iii) be delivered to Secured Party in the form received, properly indorsed to permit collection. Upon the occurrence and during the continuance of an Event of Default, Debtor shall promptly notify Secured Party of the return to or repossession by Debtor of goods constituting part of the Collateral, and Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

6.2 Income and Proceeds of Instruments and Investment Property. Until the occurrence of an Event of Default, Debtor reserves the right to request to receive all cash income or cash distribution (whether in cash or evidenced by check) payable on account of any instrument or investment property constituting part of the Collateral (collectively, "Cash Distribution"). Until actually paid, all rights in the foregoing shall remain subject to the Security Interest. Any other income, dividend, distribution, increase in or profits (including any stock issued as a result of any stock split or dividend, any capital distributions and the like) on account of any instrument or investment property constituting part of the Collateral and, upon the occurrence and during the continuance of an Event of Default, all Cash Distributions, shall be held by Debtor in the exact form received and without commingling with other property which may be received by, paid or delivered to Debtor or for Debtor's account, whether as an addition to, in discharge of, in substitution of, or in exchange of the Collateral, and such Collateral shall be held in trust for Secured Party.

6.3 Registered Holder of the Collateral. Secured Party shall have the right, after the occurrence and during the continuance of an Event of Default, to transfer to or register (with or without reference to this Agreement) in the name of Secured Party or its nominee any general intangible, investment property, instrument or deposit account constituting part of the Collateral so that Secured Party or such nominee shall appear as the sole owner of record thereof; provided, however, that after such Event of Default is cured, Secured Party shall deliver to Debtor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Debtor or its designee a proxy or proxies to vote and take all action with respect to such Collateral. After the occurrence of any Event of Default, Debtor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Debtor or its designee shall thereafter be effective.

7. Default.

7.1 Events of Default. The occurrence of an "Event of Default" (as defined in the Credit Agreement) shall also be an Event of Default under this Agreement

7.2 Rights and Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, Secured Party without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Debtor or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies of a secured party under the UCC, under other applicable law, in equity or otherwise or available under in this Agreement.

8. Expenses. Debtor shall pay to Secured Party on demand all costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Secured Party may incur in connection with (i) the administration of this Agreement, including any administrative fees Secured Party may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the custody or preservation of, or the sale, lease or other disposition or realization on the Collateral; (iii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance, enforcement or protection of any of the rights of Secured Party hereunder; or (v) the failure of Debtor to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, Debtor shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by Secured Party to the date reimbursed by Debtor. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9. Reserved.

10. Miscellaneous.

10.1 Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Debtor (at its address on Secured Party's records) or to Secured Party (at the address on page one and separately to Secured Party's officer responsible for Debtor's relationship with Secured Party, as initially indicated on page one and as may be changed by written notice delivered by Secured Party to Debtor in accordance with this Section 10.1). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Debtor and Secured Party.

10.2 Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by Secured Party and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. **DEBTOR AND LENDER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, NEW YORK AND CONSENTS THAT SECURED PARTY MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT DEBTOR'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT SECURED PARTY FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST DEBTOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF DEBTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.** Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

10.3 Security Interest Absolute. All rights of Secured Party hereunder, the Security Interest and all obligations of Debtor hereunder shall be absolute and unconditional irrespective of (i) any filing by or against Debtor of any petition in bankruptcy or any action under federal or state law for the relief of debtors or the seeking or consenting to of the appointment of an administrator, receiver, custodian or similar officer for the wind up of its business; (ii) any lack of validity or enforceability of any agreement with respect to any of the Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any agreement or instrument with respect to the Obligations, (iv)any exchange, release or non-perfection of any lien or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor in respect of the Obligations or this Agreement. If, after receipt of any payment of all or any part of the Obligations, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, such payment shall be reinstated as part of the Obligations and this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

10.4 Remedies Cumulative; Preservation of Rights. The rights and remedies herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies which Secured Party may have under other agreements now or hereafter in effect between Debtor and Secured Party, at law (including under the UCC) or in equity. No

failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Debtor expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of Secured Party including representations to make loans to Debtor. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

10.5 Successors and Assigns. This Agreement shall be binding upon Debtor and upon its successors and assignees, and shall inure to the benefit of, and be enforceable by, Secured Party, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by Debtor without the prior written consent of Secured Party.

10.6 Waivers; Changes in Writing. No course of dealing or other conduct, no oral agreement or representation made by Secured Party or usage of trade shall operate as a waiver of any right or remedy of Secured Party. No waiver of any provision of this Agreement or consent to any departure by Debtor therefrom shall in any event be effective unless made specifically in writing by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by Debtor and Secured Party.

10.7 Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Debtor agrees that in any legal proceeding, a photocopy of this Agreement kept in Secured Party's course of business may be admitted into evidence as an original. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the UCC.

10.8 Waiver of Jury Trial. **DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR AND SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.**

[Signature Page Follows]

FACEBANK GROUP, INC.

By: ______________________
Name: John C. Textor
Title: CEO

HLEE Finance S.À R.L.

By: ______________________
Name: Marek Domagala
Title: B Manager

Sebastian Koller
Manager

FACEBANK GROUP, INC.

By: ______________________________
Name: John C. Textor
Title: CEO

HLEE Finance S.À R.L.

By: ______________________________
Name: Marek Domagala
Title: B Manager

Sebastian Koller
Manager